SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 1995

ACC CORP.
(Exact Name of Registrant as specified in its Charter)

     Delaware            0-14567             16-1175232
     (State or other          (Commission         (IRS Employer
       jurisdiction      File Number)        Identification No.)
     of incorporation)

400 West Avenue, Rochester, New York 14611
(Address of Principal Executive Offices)

Telephone Number, including area code:  (716) 987-3000

                       Not Applicable
(Former name or former address, if changed since last report.)

The Index of Exhibits filed with this Report is at page __.

The total number of pages in this Report is __.

ITEM 5.   Other Events.

     On April 11, 1995, ACC Corp. (the "Company") completed an offshore offering of its Common Stock made pursuant to Regulation S under the Securities Act of 1933, as amended. In this offering, the Company sold a total of 825,000 shares of its Common Stock at an average price of $14.53 per share, raising a total of approximately $11,990,500 before deduction of related expenses and commissions. To avail itself of the "safe harbor" provided by Rule 902(b)(7) of Regulation S, the Company today issued a press release complying with the requirements of Securities Act Rule 135c.
To comply with the requirements of Rule 135c(d), the Company is filing under cover of this Form 8-K a copy of this press release which is attached as
Exhibit 99 hereto.

               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ACC CORP.
                                   (Registrant)

Date:  April 13, 1995                   By:  /s/ John J. Zimmer

                                   John J. Zimmer, Vice President-Finance





               EXHIBIT INDEX



Exhibit
Number              Description                        Pages

99        Press Release dated April 13, 1995, re
          Completion of Regulation S Offering